Exhibit 21.1
List of Subsidiaries of the Company (1)

Alfombras San Luis S.A. (Argentina)	Lear Automotive (EEDS) Spain S.L. (Spain)
Amtex, Inc. (Pennsylvania) (50%)	Lear Automotive (EEDS) Tunisia S.A. (Tunisia)
Asia Pacific Components Co., Ltd. (Thailand) (92%)	Lear Automotive France, SAS (France)
Beijing Lear Dymos Automotive Seating and Interior Co., Ltd.	Lear Automotive India Private Limited (India)
(China) (40%)	Lear Automotive Interiors (Pty.) Ltd. (South Africa)
Chongqing Lear Chang’an Automotive Interior Trim Co., Ltd.	Lear Automotive Manufacturing, L.L.C. (Delaware)
(China) (45.375%)	Lear Automotive Morocco SAS (Morocco)
CL Automotive, LLC (Michigan) (49%)	Lear Automotive Services (Netherlands) B.V. — French Branch
Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V. (Mexico)	(Netherlands)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Automotive Services (Netherlands) B.V. (Netherlands)
General Seating of Canada, Ltd. (Ontario) (50%)	Lear Automotive Services (Netherlands) B.V. — Philippines
General Seating of Thailand Corp. Ltd. (Thailand) (50%)	Branch (Netherlands)
GHW Engineering GmbH (Germany)	Lear Brits (SA) (Pty.) Ltd. (South Africa)
Grote & Hartmann Automotive de Mexico S.A. de C.V. (Mexico)	Lear Canada (Ontario)
Grote & Hartmann de Mexico S.A. de C.V. (Mexico)	Lear Canada Investments Ltd. (Alberta)
Grote & Hartmann South Africa (Pty.) Ltd. (South Africa)	Lear Canada (Sweden) ULC (Nova Scotia)
Hanil Lear India Private Limited (India) (50%)	Lear Car Seating do Brasil Industria e Comercio de Interiores
Honduras Electrical Distribution Systems S. de R.L. de C.V.	Automotivos Ltda. (Brazil)
(Honduras) (60%)	Lear Corporation Asientos, S.L. (Spain)
IACG s.r.o. (Czech Republic) (32.94%)	Lear Corporation Austria GmbH (Austria)
Industrias Cousin Freres, S.L. (Spain) (49.99%)	Lear Corporation Belgium CVA (Belgium)
Industrias Lear de Argentina SrL (Argentina)	Lear Corporation Beteiligungs GmbH (Germany)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Corporation Birmingham Pension Trustees Limited (UK)
International Automotive Components Group BVBA (Belgium)	Lear Corporation Canada, Ltd. (Alberta)
(32.94%)	Lear Corporation Changchun Automotive Interior Systems Co.,
International Automotive Components Group BV (Netherlands)	Ltd. (China)
(32.94%)	Lear Corporation China Ltd. (Mauritius) (82.5%)
International Automotive Components Group GmbH (Germany)	Lear Corporation Coventry Pension Trustees Limited (UK)
(32.94%)	Lear Corporation EEDS and Interiors (Delaware)
International Automotive Components Group Limited (UK) (32.94%)	Lear Corporation Electrical and Electronics GmbH & Co. KG
International Automotive Components Group, LLC (Delaware)	(Germany)
(32.94%)	Lear Corporation Electrical and Electronics (Michigan)
International Automotive Components Group S.a.r.L. (Luxembourg)	Lear Corporation Electrical and Electronics Sp. z o.o. (Poland)
(32.94%)	Lear Corporation Electrical and Electronics s.r.o.
International Automotive Components Group Skara AB (Sweden)	(Czech Republic)
(32.94%)	Lear Corporation France SAS (France)
International Automotive Components Group (Slovakia) s.r.o.	Lear Corporation (Germany) Ltd. (Delaware)
(Slovak Republic) (32.94%)	Lear Corporation Global Development, Inc. (Delaware)
International Automotive Components Group SL (Spain) (32.94%)	Lear Corporation GmbH (Germany)
International Automotive Components Group Sp. z o.o. (Poland)	Lear Corporation Halewood Pension Trustees Limited (UK)
(32.94%)	Lear Corporation Holding GmbH (Germany)
International Automotive Components Group SRO (Czech	Lear Corporation Holdings Spain S.L. (Spain)
Republic) (32.94%)	Lear Corporation Honduras, S. de R.L. (Honduras)
International Automotive Components Group s.r.o. Slovak Branch	Lear Corporation Hungary Automotive Manufacturing Kft.
(Czech Republic) (32.94%)	(Hungary)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (41.25%)	Lear Corporation Interior Components (Pty.) Ltd. (South Africa)
John Cotton Plastics Limited (UK)	Lear Corporation ISG Pension Trustees Limited (UK)
Lear #50 Holdings, L.L.C. (Delaware)	Lear Corporation Italia S.r.l. (Italy)
Lear Argentine Holdings Corporation #2 (Delaware)	Lear Corporation Japan K.K. (Japan)
Lear ASC Corporation (Delaware)	Lear Corporation (Mauritius) Limited (Mauritius)
Lear Asian OEM Technologies, L.L.C. (Delaware)	Lear Corporation Mendon (Delaware)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear Corporation Mexico, S. de R.L. de C.V. (Mexico)
Lear Automotive Dearborn, Inc. (Delaware)	Lear Corporation North West (Pty.) Ltd. (South Africa)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)	Lear Corporation (Nottingham) Limited (UK)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Corporation Pension Scheme Trustees Limited (UK)
Lear Automotive (EEDS) Philippines, Inc. (Philippines)	Lear Corporation Poland II Sp. z o.o. (Poland)

Lear Corporation Poland Sp. z o.o. (Poland)	Lear Operations Corporation (Delaware) (2)
Lear Corporation Portugal — Componentes Para Automoveis, S.A.	Lear Otomotiv Sanayi ve Ticaret Ltd. Sirketi (Turkey)
(Portugal)	Lear Rosslyn (Pty.) Ltd. (South Africa)
Lear Corporation Romania S.r.L. (Romania)	Lear Seating Holdings Corp. # 50 (Delaware)
Lear Corporation Seating France Feignies SAS (France)	Lear Seating Holdings Corp. # 50 Shanghai Representative Office
Lear Corporation Seating France Lagny SAS (France)	(China)
Lear Corporation Seating France SAS (France)	Lear Seating (Thailand) Corp. Ltd. (Thailand) (97.88%)
Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Corporation (Shanghai) Limited (China)	Lear Shurlok Electronics (Proprietary) Limited (South Africa)
Lear Corporation Silao S.A. de C.V. (Mexico)	(51%)
Lear Corporation Spain S.L. (Spain)	Lear South Africa Limited (Cayman Islands)
Lear Corporation (SSD) Ltd. (UK)	Lear South American Holdings Corporation (Delaware)
Lear Corporation SSD Nottingham Pension Trustees Limited	Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey)
(UK)	Lear Trim L.P. (Delaware)
Lear Corporation Sweden AB (Sweden)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear Corporation UK Holdings Limited (UK)	Lear UK Acquisition Limited (UK)
Lear Corporation UK Interior Systems Limited (UK)	Lear UK ISM Limited (UK)
Lear Corporation (UK) Limited (UK)	Lear West European Operations GmbH (Luxembourg)
Lear Corporation Verwaltungs GmbH (Germany)	Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)
Lear de Venezuela C.A. (Venezuela)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)
Lear do Brasil Industria e Comercio de Interiores Automotivos	Mawlaw 569 Limited (UK)
Ltda. (Brazil)	Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd.
Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)	(China) (50%)
Lear East European Operations GmbH (Luxembourg)	OOO Lear (Russia)
Lear East European Operations, Luxembourg, Swiss Branch,	Pendulum, LLC (Alabama) (49%)
Kusnacht (Luxembourg)	Renosol Seating, LLC (Michigan) (49%)
Lear EEDS Holdings, L.L.C. (Delaware)	Renosol Seating Properties, LLC (Alabama) (49%)
Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico)	Renosol Systems, LLC (Michigan) (49%)
Lear European Holding S.L. (Spain)	Reyes-Amtex Automotive, LLC (Texas) (24.5%)
Lear European Operations Corporation (Delaware)	Reyes Automotive Group, LLC (Texas) (49%)
Lear Financial Services (Luxembourg) GmbH (Luxembourg)	RL Holdings, LLC (Michigan) (49%)
Lear Financial Services (Netherlands) B.V. (Netherlands)	Shanghai Lear Automobile Interior Trim Co., Ltd. (China)
Lear Furukawa Corporation (Delaware) (80%)	(45.375%)
Lear Gebaudemanagement GmbH & Co. KG (Germany)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Holdings (Hungary) Kft. (Hungary)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Holdings, L.L.C. (Delaware)	Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.
Lear Holdings, S. de R.L. de C.V. (Mexico)	Ltd. (China) (41.25%)
Lear Interiors Canada Holdings, Inc. (Delaware)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd.
Lear Interiors Mexico Holdings, Inc. (Delaware)	(China) (60%)
Lear Investments Company, L.L.C. (Delaware)	Societe Offransvillaise de Technologie SAS (France)
Lear Korea Yuhan Hoesa (Korea)	Strapur SA (Argentina) (5%)
Lear-Kyungshin Sales and Engineering LLC (Delaware) (60%)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear (Luxembourg) GmbH (Luxembourg)	Tacle Seating UK Limited (UK) (51%)
Lear Mexicana, S. de R.L. de C.V. (Mexico)	TACLE Seating USA, LLC (49%)
Lear Mexican Holdings Corporation (Delaware)	Total Interior Systems — America, LLC (Indiana) (39%)
Lear Mexican Holdings, L.L.C. (Delaware)	UPM S.r.L. (Italy) (39%)
Lear Mexican Seating Corporation (Delaware)	Wuhan Lear-DFM Auto Electric Company, Limited (China)
Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)	(75%)
Lear North Atlantic Operations Corporation (Delaware)	Wuhan Lear-Yunhe Automotive Interior System Co., Ltd.
Lear Offranville SARL (France)	(China) (50%)
(1)	All subsidiaries are wholly owned unless otherwise indicated.

(2)	Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.